Huixin Zhiying (Hangzhou) Technology Co., Ltd.
and
Li Hongwei, Zhang Chuchu, Chen Xiujuan, Zhang Guowei
Of
Equity Pledge Agreement

Party A	Huixin Zhiying (Hangzhou) Technology Co., Ltd.
Party B	Li Hongwei , Zhang Chuchu , Chen Xiujuan , Zhang Guowei

November 2022

In [Hangzhou City, Zhejiang Province] on [Nov. 21, 2022] by the following parties :

Party A (the pledgee):

Name: Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Legal representative: Zhang Guowei

Unified social credit code: 91330183MAC2TG7B7Q

Registered address: Room 401, 4th Floor, No. 1-10, Chuangyi Road, Yinhu Street, Fuyang District, Hangzhou City, Zhejiang Province

Party B (pledgor):

Party B 1: Li Hongwei

ID number: 330183198711224131

Address: No. 189, Xinyi Village, Huyuan Township, Fuyang District, Hangzhou

Party B 2: Zhang Chuchu

ID number: 33072719970827322X

Address: No. 438, Group 19, Gulin Village, Gulin Town, Haishu District, Ningbo City

Party B 3: Chen Xiujuan

ID number: 330621197410112324

Address: Room 502, Building 24, Yinchun Xinyuan, Gaobu Town, Yuecheng District, Shaoxing City

Party B 4: Zhang Guowei

ID number: 330183198603062518

Address: No. 62, Miaoxiafan, Zhangcun Village, Dazhang Village, Changlu Town, Fuyang District, Hangzhou City

Given:

1. Party A is a limited company registered and validly existing in accordance with the laws of the People's Republic of China; Party B is a natural person with full capacity for civil conduct and full capacity for civil liability according to the laws of the People's Republic of China, and holds Zhejiang Jingbo Ecological Technology Co., Ltd. 100% equity of limited company (hereinafter referred to as "target company");

2. Party A , Party B , and the target company have signed the "Loan Agreement" , "Exclusive Purchase Right Agreement", "Shareholder Rights Entrustment Agreement" , and "Exclusive Technical Consultation and Service Agreement" on [Nov. 21, 2022] (hereinafter collectively referred to as the "Transaction Agreement"). As a guarantee for the pledgor and the target company to perform all their obligations under the transaction agreement, the pledgor agrees to provide pledge guarantee to the

pledgee with all the equity of the target company held by it in accordance with this agreement.

In view of this, Party A and Party B, in accordance with the " Civil Code " and other relevant laws and regulations, on the basis of equality, voluntariness, good faith, and consensus through consultation, agreed as follows, with a view to mutual compliance:

Article 1 Pledge

1.1 The pledger agrees to pledge all the equity of the target company it holds (hereinafter referred to as "pledge equity") to the pledgee to guarantee the full performance of its contractual obligations under the transaction agreement. To avoid disputes, the aforementioned "contractual obligations" refer to all the obligations and responsibilities of the pledgor and the target company under the transaction agreement, as well as the representations, commitments and guarantees under the transaction agreement.

1.2 The pledgor agrees to record the equity pledge agreed in this agreement on the investor's register of shareholders within 3 days after signing this agreement and completing the registration of the pledge under this agreement, and the pledgor shall register the pledge The original materials such as documents, register of shareholders and capital contribution certificate shall be kept by the pledgee.

1.3 The pledgor shall ensure that the registration procedures of the equity pledge under this agreement are completed as soon as possible with the industrial and commercial administration , and that the pledge registration shall continue to be valid within the agreed period.

1.4 Pledge period: From the date of completing the industrial and commercial registration procedures for equity

pledge under this agreement, the pledge validity period is consistent with the longest validity period in the transaction agreement .

Article 2 Pledge

2.1 The pledger pledges all the equity of the target company it holds to the pledgee as a guarantee for the full performance of its contractual obligations and rights under the transaction agreement.

2.2 The scope of equity pledge guarantee is: all dues of the pledgee under the transaction agreement, including but not limited to loans, consulting service fees, liquidated damages (if any), compensation and all expenses for realizing creditor's rights (including but not limited to Not limited to attorney fees, litigation fees, preservation fees, appraisal fees, auction fees, material fees, evaluation fees, audit fees, and other fees for realizing pledge rights, etc.).

2.3 Pledge right refers to the right enjoyed by the pledgee to receive preferential compensation from the price of the pledged equity pledged by the pledger to the pledgee, auction or sale of the pledged equity.

Article 3 Arrangement of income from pledged equity

During the validity period of the pledge stipulated in this agreement, the pledgee has the right to receive all the proceeds (if any) generated by the pledged equity, including but not

limited to bonuses, dividends and all cash or non-cash proceeds arising from the pledged equity.

Article 4 Representations and Warranties

4.1 Party A represents and warrants as follows:

(1) Party A has the right to sign and perform all the rights and powers under this agreement, and has gone through its internal legal authorization procedures.

(2) Party A's signing and performance of this agreement will not violate any laws and regulations binding or affecting it, or government approval, authorization and other government regulations, nor will it violate any agreements signed with third parties or any agreements made. promise.

4.2 Party B guarantees and promises as follows:

(1) He is a person with full capacity for civil conduct and full capacity for civil liability, has no criminal record, and has all the qualifications to engage in the matters under this contract, and there is no circumstance that prevents the entry into force of this agreement and Party B's continuous performance of obligations under this agreement .

(2) Party B's signing and performance of this agreement will not violate any laws and regulations binding or affecting it, or government approval, authorization and other government regulations, nor will it violate any agreements signed with third parties or any commitments made .

(3) As of the signing date of this agreement, except for the equity pledge stipulated in this agreement, all or part of the target company's equity held by Party B has no rights defects, and there is no pledge or other encumbrances on its equity. Issued an offer to transfer all or part of the target company's equity, or made a commitment to a third party's request to transfer all or part of the target company's equity, and did not sign any documents that may affect the integrity, validity, and legality of Party B's shareholders' rights.

(4) During the pledge period, without the prior written consent of Party A, Party B shall not set up a pledge or other encumbrances on the equity of the target company or transfer all or part of the equity to the outside, nor shall it dispose of the equity of the target company in any way; Legal documents or commitments related to the aforementioned matters shall not express agreement or support for the aforementioned facts and documents at the shareholders' meeting.

(5) Immediately inform the pledgee of any event or notice received that may affect the pledgee's pledge rights or the pledgee's rights.

(6) If the pledgee needs to provide relevant certificates, documents, go through relevant procedures or sign relevant legal documents in order to dispose of the pledged equity in the future, the pledgor shall unconditionally provide and ensure the

provision of the aforementioned documents, and provide for the pledgee to dispose of the pledged equity All necessary assistance.

(7) The pledgor guarantees that he has made all proper arrangements to ensure that his heirs, spouses, creditors or Other relevant entities that may obtain all or part of the equity as a result cannot affect or hinder the performance of this agreement, and this agreement will continue to be effective for such persons.

Article 5 Confidentiality Responsibility

Both parties shall keep this agreement and the agreement and existence of this agreement as well as all non-public information ("confidential information") of the other party known therefrom confidential, and neither party shall disclose the confidential information to any third party, such third party also includes one party relatives, etc.; the confidentiality period starts from the date of signing this agreement to the date when Party A agrees to disclose such confidential information.

Article 6 Liability for breach of contract

6.1 If a party violates or delays the performance of this agreement or the transaction agreement, or the promises and guarantees made are untrue, incomplete and misleading, it shall be deemed a breach of contract.

6.2 Unless otherwise stipulated in this agreement, if the breaching party causes losses to the other party due to the breach, the breaching party shall compensate the other party for all economic losses.

6.3 If the pledgor defaults, the pledgee also has the right to directly exercise the pledge right, and has the right to notify the pledgor to immediately pay the loan or other payables in the transaction agreement. The way of exercising the pledge right is as follows:

When exercising the pledge right, the pledgee shall issue a notice of breach of contract to the pledgee. The pledgee has the right to exercise the pledge right at the same time as or after issuing the notice of breach of contract. The pledgee accepts the pledged equity by himself or designates a third party, etc., and has the right to receive priority compensation from the price for disposing of the pledged equity.

When the pledgee exercises the pledge right, the pledgor shall not set up any obstacles, and shall cooperate in signing relevant documents, perform relevant procedures and provide relevant assistance so that the pledgee can realize the pledge right smoothly.

Article 7 Application of Law and Dispute Resolution

7.1 The conclusion, effectiveness, interpretation, performance, modification, termination, rescission, resolution of

disputes and unspecified matters of this contract and its appendices and supplementary agreements shall be executed in accordance with the relevant laws and regulations of the mainland of the People's Republic of China.

7.2 Any dispute arising from the performance of this agreement or the supplementary agreement shall be resolved through friendly negotiation between the two parties. If the negotiation fails, either party has the right to file a lawsuit in the people's court where the contract is signed.

Article 8 Miscellaneous

8.1 Any changes, amendments, or additions to this agreement will only come into effect if both parties agree through consultation and sign a written agreement. In the event of any conflict between this agreement and other agreements previously signed by both parties or the articles of association of the target company, the provisions of this agreement shall prevail.

8.2 If any party fails to exercise or delays in exercising a certain right under this Agreement, it does not constitute a waiver of this right by the party.

8.3 This agreement is effective to the successors of both parties. Without the prior written consent of Party A, Party B shall not transfer all or part of the rights and obligations under this agreement. However, Party B agrees that Party A may

transfer all or part of its rights and obligations under this agreement to a third party at any time, and the terms of this agreement shall continue to be valid for the third party and Party B.

8.4 This agreement will come into effect after signed or sealed by both parties. This agreement is made in five copies, with Party A , Party B 1, Party B 2, Party B 3, and Party B 4 each holding one copy, which have the same legal effect.

(There is no text below , it is the signature page.)

(This page is a signature page without text.)

Party A (seal):

____

Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Party B (signature & printing):

B1:_____________

Li Hongwei

B2:______________

Zhang Chuchu

B 3:______________

Chen Xiujuan

B 4:______________

Zhang Guowei